UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): January 28, 2008

                                  BLUEFLY, INC.
                                  -------------
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                    001-14498              13-3612110
           --------                    ---------              ----------
(State or Other Jurisdiction   (Commission File Number)    (I.R.S. Employer
       of Incorporation)                                 Identification Number)

                  42 West 39th Street, New York, New York 10018
                  ---------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (212) 944-8000
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Employment Agreement with Barry Erdos
-------------------------------------

    On January 28, 2008, Bluefly, Inc. (the "Company") entered into a thirty-six
(36) month employment agreement (the "Erdos Agreement") with Mr. Barry Erdos providing for Mr. Erdos's service as President, Chief Operating Officer and acting Chief Financial Officer of the Company. Mr. Erdos has been a member of the Company's Board of Directors (the "Board") since February 2005. The Company also agreed to use its best efforts, subject to the approval of the Board and the Nominating and Corporate Governance Committee of the Board (the "Nominating Committee"), to nominate Mr. Erdos to the Board and recommend that the Company's stockholders vote in favor of the election of Mr. Erdos to the Board at the next meeting of stockholders and every annual meeting thereafter during the term of the Erdos Agreement.

    Pursuant to the Erdos Agreement, Mr. Erdos is entitled to an annual base salary of $425,000, subject to increases in the sole discretion of the Compensation Committee of the Board (the "Compensation Committee"). Mr. Erdos is eligible to receive an annual performance bonus in an amount up to 50% of his annual base salary, if he and/or the Company achieve certain targets to be set for each fiscal year by the Compensation Committee in its sole discretion. During the term of the Erdos Agreement, Mr. Erdos shall be eligible to participate in all medical and other employee benefit plans of the Company on the same terms and conditions as those offered to other senior executive officers of the Company; additionally, the Company shall provide Mr. Erdos with an annual allowance of $20,000 for the purchase of life insurance and disability insurance. The Erdos Agreement provides for the grant to Mr. Erdos of a deferred stock unit award (the "DSUs") under the Company's 2005 Stock Incentive Plan for and representing 2,500,000 underlying shares of Common Stock. The DSUs vest in twelve (12) equal quarterly installments on the last day of the calendar quarter, commencing with the quarter ended March 31, 2008. Mr. Erdos is also entitled to receive quarterly cash bonuses equal to the amount of FICA withholding taxes to which he is subject on the vesting dates of his DSUs. All of the vested DSUs will be distributed in shares of Common Stock on the earliest to occur of: (i) January 1, 2011, (ii) the death or disability of Mr. Erdos,
(iii) the date of Mr. Erdos's "separation of service" (as defined in the Erdos Agreement) or (iv) immediately following a Change of Control (as defined in the Erdos Agreement). If Mr. Erdos's employment is terminated for any reason prior to the vesting of any of the DSUs, all such unvested DSUs as of the date of termination shall be forfeited by Mr. Erdos.

    Pursuant to the Erdos Agreement, if Mr. Erdos's employment is terminated without Cause (as defined in the Erdos Agreement) or as a result of a Constructive Termination (as defined in the Erdos Agreement), he would be entitled to receive his base salary through the date of termination, plus unreimbursed business expenses and bonuses that have been earned and awarded but not yet paid, as well as his then-current base salary for a period equal to one-half month for each month Mr. Erdos worked for the Company prior to the date of termination up to a maximum period of nine (9) months from the date of termination (the "Severance Period");

provided that the Severance Period shall be nine (9) months from and after the completion of fifteen (15) months of employment with the Company and shall also be nine (9) months in the event that Mr. Erdos is terminated by the Company without Cause or as a result of a Constructive Termination at any time following a Change of Control. In addition, if Mr. Erdos's employment is terminated without Cause or as a result of a Constructive Termination on or after the one-year anniversary of the date of the Erdos Agreement, the Company shall maintain in effect the medical and dental insurance and hospitalization plans of the Company as well as any Company sponsored life insurance policy in which Mr. Erdos participates as of the date of such termination for the Severance Period. In the event of a Change of Control, one-half of any DSUs granted to Mr. Erdos which are outstanding as of the date of the Change of Control and have not yet vested (the "COC Unvested DSUs") shall be deemed fully vested as of the date of the Change of Control. The remaining one-half of the COC Unvested DSUs shall vest on the earliest to occur of: (a) the scheduled vesting date, (b) twelve
(12) months from the date of the Change of Control and (c) Mr. Erdos's Constructive Termination or termination without Cause following the Change of Control.

    In the event that Mr. Erdos would be subject to tax under Section 4999 of the Code, the payments to him under the Erdos Agreement will be reduced to the maximum amount that he could receive without being subject to such tax. Mr. Erdos is subject to certain covenants under the Erdos Agreement, including a non-competition and non-solicitation covenant covering the term of his employment and an additional period of eighteen (18) months thereafter; provided that such period shall be shortened to twelve (12) months in the event that Mr. Erdos' employment is terminated without Cause or as a result of a Constructive Termination.

    The foregoing description is qualified in its entirety by reference to the Erdos Agreement which is attached as Exhibit 10.1 hereto.

Employment Agreement with Patrick Barry
---------------------------------------

    On January 28, 2008 (the "Effective Date"), the Company entered into an employment agreement (the "Barry Agreement") with Mr. Patrick Barry providing for Mr. Barry's continued service with the Company as a non-executive employee. Mr. Barry and the Company had previously entered into an employment agreement dated as of June 1, 2006 providing for Mr. Barry's service as Chief Operating Officer and Chief Financial Officer of the Company, which Mr. Barry and the Company agreed to terminate as of the Effective Date. The term of the Barry Agreement commences on the Effective Date and ends on May 2, 2008, unless both parties agree to extend the term. Pursuant to the Barry Agreement, Mr. Barry is entitled to continuation of his current salary of $350,000 per year through May 2, 2008. During the term of the Barry Agreement, Mr. Barry is also entitled to benefits (other than equity grants) comparable in the aggregate to the benefits which Mr. Barry received from the Company as of the Effective Date, including an appropriately prorated portion of the life and disability insurance allowance of $1,458.33 per month. Provided that (a) Mr. Barry does not voluntary terminate employment prior to May 2, 2008 or (b) the Company does not terminate Mr. Barry employment for Cause (as defined in the Barry Agreement) then upon his termination of employment with the

Company, Mr. Barry will receive a severance payment equal to nine (9) months salary. Mr. Barry shall also receive an insurance allowance of $17,500 which shall be payable over a twelve (12) month period. In addition, the Company shall maintain in effect, or reimburse Mr. Barry for the cost of maintaining, the medical and dental insurance and disability and hospitalization plans of the Company as well as any Company sponsored life insurance policy in which Mr. Barry participates as of the date of termination for a period of one year from the date of termination. Mr. Barry's unvested stock options that have been granted to Mr. Barry which are outstanding as of the date of termination shall be deemed fully vested as of the date of termination and such stock options shall be exercisable for a period equal to the lesser of (i) one year from the date of Mr. Barry's termination or (ii) the remaining term of the applicable vested stock option. The shares underlying any deferred stock units that have vested through the termination date, shall be delivered to Mr. Barry six (6) months and one day thereafter and any deferred stock units that have not yet vested as of the date of termination shall be forfeited by Mr. Barry.

    The foregoing description is qualified in its entirety by reference to the Barry Agreement which is attached as Exhibit 10.2 hereto.

ITEM 1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

    Effective as of January 28, 2008, the Company and Mr. Barry agreed to terminate Mr. Barry's employment agreement dated as of June 1, 2006 (the "Prior Employment Agreement"). The Prior Employment Agreement had provided for Mr. Barry's service as Chief Operating Officer and Chief Financial Officer of the Company. In connection with the termination of the Prior Employment Agreement, Mr. Barry and the Company entered into a new employment agreement, as described in greater detail above under "Item 1.01 Entry into a Material Definitive Agreement."

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

    On January 28, 2008, Mr. Erdos resigned as a member of the Audit Committee of the Company's Board of Directors (the "Audit Committee"). Mr. Erdos was the Audit Committee's chairman and considered its financial expert. As a result of Mr. Erdos's resignation, the Audit Committee is composed of two independent directors (as defined by Nasdaq Rule 4200(a)(15)).

    On January 28, 2008, the Company notified The Nasdaq Stock Market, Inc. that, as a result of Mr. Erdos's resignation as a member of the Audit Committee, the Company was not in compliance with Nasdaq Rule 4350(d)(2)(A). Nasdaq Rule 4350(d)(2)(A) requires the Audit Committee be composed of at least three independent directors, at least one of whom is considered a financial expert.
As a result of the vacancy created by Mr. Erdos's resignation, the Audit Committee is not composed of at least three independent directors and does not contain a financial expert. Pursuant to Nasdaq Rule 4350(d)(4)(B), the Company has until the earlier of its next annual stockholders meeting or 180 days following Mr. Erdos's resignation from the Audit Committee to regain compliance with such Rule. Nasdaq may in due course provide notice to the Company regarding its non-compliance with Rule 4350(d)(2)(A) and the applicable cure period.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

    On January 28, 2008, Mr. Erdos resigned as a member of the Audit Committee. Mr. Erdos will continue to serve as a member of the Board of Directors of the Company. Mr. Erdos resigned from the Audit Committee in order to accept the position of President and Chief Operating Officer of the Company and acting Chief Financial Officer of the Company. The Company also agreed to use its best efforts, subject to the approval of the Board and the Nominating Committee, to nominate Mr. Erdos to the Board and recommend that the Company's stockholders vote in favor of the election of Mr. Erdos to the Board at the next meeting of stockholders and every annual meeting thereafter during the term of the Agreement. The material terms of Mr. Erdos's employment agreement are summarized in Item 1.01 of this Form 8-K.

    Mr. Erdos was President and Chief Operating Officer of Build a Bear Workshop, Inc. ("Build a Bear"), a specialty retailer of plush animals and related products from April 2004 to January 2007. Mr. Erdos was a director of Build a Bear from July 2005 until January 2007. Mr. Erdos was the Chief Operating Officer and a director of Ann Taylor Stores Corporation and Ann Taylor Inc., a women's apparel retailer, from November 2001 to April 2004. Mr. Erdos was Executive Vice President, Chief Financial Officer and Treasurer of Ann Taylor Stores Corporation and Ann Taylor Inc. from 1999 to 2001. Prior to that, he was Chief Operating Officer of J. Crew Group, Inc., a specialty retailer of apparel, shoes and accessories, from 1998 to 1999.

    On January 28, 2008, Mr. Barry resigned as Chief Operating Officer and Chief Financial Officer of the Company. As described in greater detail above under "Item 1.01 Entry into a Material Definitive Agreement," Mr. Barry will continue to serve the Company as a non-executive employee.

    Also on January 28, 2008, Deborah Clay announced that she would resign as Senior Vice President of Operations and Technology of the Company, effective as of March 3, 2008.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1 Employment Agreement, dated January 28, 2008, by and between Bluefly, Inc. and Barry Erdos.
10.2 Employment Agreement, dated January 28, 2008, by and between Bluefly, Inc. and Patrick Barry.

                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 28, 2008

                            BLUEFLY, INC.

                            By: /s/ Barry Erdos
                                ----------------------------------
                            Name:  Barry Erdos
                            Title:  President and Chief Operating Officer

                                  EXHIBIT INDEX

10.1 Employment Agreement, dated as of January 28, 2008, by and between Bluefly, Inc. and Barry Erdos.
10.2 Employment Agreement, dated as of January 28, 2008, by and between Bluefly, Inc. and Patrick Barry.